Exhibit 10.3

NON-REVOLVING LINE OF CREDIT LOAN AGREEMENT

by and between

LOOP MEDIA, INC.

and

EXCEL FAMILY PARTNERS, LLLP

Dated as of February 23, 2022

NON-REVOLVING LINE OF CREDIT LOAN AGREEMENT

This Non-Revolving Line of Credit Loan Agreement (this "Agreement") is dated this 23rd day of February, 2022 (“Effective Date”), by and between LOOP MEDIA, INC., a Nevada corporation ("Borrower") and EXCEL FAMILY PARTNERS, LLLP, a Florida limited liability limited partnership ("Lender").

BACKGROUND

A.            Borrower desires to establish with Lender, and Lender is willing to make loans to Borrower, as a non-revolving line of credit not to exceed the sum of $1,500,000.00 in the aggregate, under the terms and provisions hereinafter set forth.

B.            The parties are entering into this Agreement to define the terms and conditions of their relationship in writing.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION I.      DEFINITIONS AND INTERPRETATION

1.1.            Terms Defined: As used in this Agreement, the following terms (in addition to terms defined elsewhere in this Agreement) have the following respective meanings:

Advance(s) - Any monies advanced or credit extended to Borrower by Lender under the Line of Credit.

Affiliate - With respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) any person described in clause (a) above.

Authorized Officer - Any officer (or comparable equivalent) of Borrower authorized by specific resolution of Borrower to request Advances.

Bankruptcy Code – Title 11 of the United States Code entitled “Bankruptcy”, as now or hereinafter in effect, or any successor statute.

Business Day – A day other than Saturday or Sunday when financial institutions are open for business in Florida.

Closing – February 23, 2022.

Contract Rate – A fixed rate of interest equal to ten percent (10%) per annum for a period of six (6) months from the date of this Agreement and thereafter until payment of all Advances, at a fixed rate equal to twelve percent (12%) per annum .

Default - Any event, act, condition or occurrence which with notice, or lapse of time or both, would constitute an Event of Default hereunder.

Effective Date – The date set forth above.

Expenses – The meaning given such term in Section 7.6 hereof.

Governmental Authority - Any federal, state or local government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, or arbitration.

Indebtedness - All indebtedness created, assumed or incurred in any manner by a Person representing money borrowed (including by the issuance of debt securities) and all guarantees of such Person in respect of any of the foregoing.

Legal Requirement – Collectively, any treaty, statute, law, common law, rule, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.

Lien- Any lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

Line of Credit – the line of credit facility established pursuant to the terms of this Agreement, the Note and any other Loan Document.

Line of Credit Maturity Date – Two (2) years from the Effective Date.

Loans – Mean the unpaid balance of Advances under the Line of Credit.

Loan Documents – Collectively, this Agreement, the Note, and all agreements, instruments and documents executed and/or delivered in connection therewith, all as may be supplemented, restated, superseded, amended or replaced from time to time.

Material Adverse Effect - (a) A material adverse change in, or material adverse effect upon, the operations, business, Property or condition (financial or otherwise) of Borrower, (b) a material impairment of the ability of Borrower to perform its obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document or the rights and remedies of the Lender thereunder.

Maximum Line of Credit Amount - The sum of One Million Five Hundred and 00/100 Dollars ($1,500,000.00).

Note – The Non-Revolving Line of Credit Note.

Obligations – All obligations of the Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

Person- An individual, partnership, corporation, trust, limited liability company, limited liability partnership, unincorporated association or organization, joint venture or any other entity.

Property- As to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

Responsible Officer - Of any Person, any executive officer or Financial Officer of such Person and any other officer, general partner or managing member or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

U.S. Dollars” and “$” - The lawful currency of the United States of America.

1.2.            Interpretation: The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. All references to time of day herein are references to Sarasota, Florida, time unless otherwise specifically provided.

SECTION II.      THE LOAN

2.1.            Line of Credit - Description:

a.            Subject to the terms and conditions of this Agreement, Lender hereby establishes for the benefit of Borrower the Line of Credit, which shall include Advances extended by Lender to or for the benefit of Borrower from time to time hereunder. The aggregate principal amount of Advances, both outstanding and repaid, shall not exceed in the aggregate the Maximum Line of Credit Amount. Advances made and repaid may not be reborrowed.

b.            If the aggregate principal amount of unpaid Advances at any time exceeds the Maximum Line of Credit Amount (such excess referred to as "Overadvance"), Borrower shall, within five (5) Business Days, repay the Overadvance in full.

c.            At Closing, Borrower shall execute and deliver the Note to Lender for the Maximum Line of Credit Amount. The Note shall evidence Borrower's unconditional obligation to repay Lender for all Advances made under the Line of Credit, with interest as herein provided. Each Advance under the Line of Credit shall be deemed evidenced by the Note, which is deemed incorporated herein by reference and made part hereof. The Note shall be in form and substance satisfactory to Lender.

d.            The term of the Line of Credit shall expire on the Line of Credit Maturity Date. On such date, unless having been sooner accelerated by Lender pursuant to the terms hereof, all sums owing under the Line of Credit shall be due and payable in full, all without demand, notice, presentment or protest or further action of any kind, and as of and after such date Borrower shall not request and Lender shall not make any further Advances under the Line of Credit.

2.2.            Advances and Payments:

a.            Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Line of Credit, and all Expenses, fees, indemnification obligations and all other charges and any other Obligations of Borrower, shall be made to Lender at its office at ___________________________________________, or such other office as Lender may designate in writing, in United States dollars, in immediately available funds. Any payments received prior to 2:00 p.m. Eastern Time on any Business Day shall be deemed received on such Business Day. Any payments (including any payment in full of the Obligations), received after 2:00 p.m. Eastern Time on any Business Day shall be deemed received on the immediately following Business Day.

b.            Advances which may be made by Lender from time to time under the Line of Credit shall be made available by crediting such proceeds to Borrower's operating account at _______________________ Bank, Account Number __________________.

i.            All Advances requested by Borrower under the Line of Credit must be in the minimum amount of Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000.00) and integral multiples of Twenty Five Thousand and 00/100 Dollars ($25,000.00) in excess thereof.

ii.            All Advances requested by Borrower under the Line of Credit are to be in writing pursuant to a written request ("Advance Request") executed by an Authorized Officer in the form of Exhibit A attached hereto. .

iii.            Requests for Advances must be requested by 11:00 a.m. Eastern Time, on the date such Advance is to be made. Upon receiving a request for an Advance in accordance with subparagraph (ii) above, Lender shall make the requested Advance available to Borrower on that same Business Day. In the event such request for an Advance is received after 11:00 a.m. Eastern Time on a Business Day, the Lender shall make the requested Advance available to Borrower as soon as practicable on the following Business Day (subject to the conditions set forth in this Agreement).

2.3.            Interest:

a.            The unpaid principal balance of Advances under the Line of Credit shall bear interest, subject to the terms hereof at a per annum rate equal to the Contract Rate.

b.            Interest shall be due and payable semi-annually on the first day of each six month period from the date of this Agreement, and on the Line of Credit Maturity Date.

2.4.            Additional Interest Provisions:

a.            Interest shall be calculated on the basis of a year of three hundred sixty (360) days but charged for the actual number of days elapsed.

b.            After the occurrence and during the continuance of an Event of Default hereunder (and after giving of any required notice and the expiration of any applicable cure period), the per annum effective rate of interest on all outstanding principal under the Loans, shall be increased by five hundred (500) basis points. All such increases may be applied retroactively to the date of the occurrence of such Event of Default. Borrower agrees that the default rate payable to Lender is a reasonable estimate of Lender's damages and is not a penalty.

c.            All contractual rates of interest chargeable on outstanding principal under the Loans shall continue to accrue and be paid even after Default, an Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

d.            In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall apply, in its sole discretion, and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

e.            If any payment is more than five (5) Business Days late, Borrower agrees to pay Lender a late charge equal to five percent (5.0%) of such Payment ("Late Fee"). The provisions of this Note establishing a Late Fee shall not be deemed to extend the time for any Payment due or to constitute a "grace period" giving Borrower a right to cure such default.

2.5.            Prepayments: Borrower may prepay the Line of Credit in whole or in part at any time or from time to time, without penalty or premium. Any prepayment in full shall be accompanied by all accrued and unpaid interest.

2.6.            Use of Proceeds: The extensions of credit under and proceeds of the Line of Credit shall be used for working capital and general corporate purposes.

SECTION III.      CONDITIONS PRECEDENT TO ADVANCES

3.1.            Conditions for Advances: The making of Advances under the Line of Credit is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and its counsel):

a.            This Agreement and each of the other Loan Documents shall be effective;

b.            No event or condition shall have occurred or become known to Borrower, or would result from the making of any requested Advance, which could have a Material Adverse Effect;

c.            No Default or Event of Default then exists or after giving effect to the making of the Advance would exist;

d.            Each Advance is within and complies with the terms and conditions of this Agreement; and

e.            Each representation and warranty set forth in Section 4 and any other Loan Document in effect at such time (as amended or modified from time to time) is then true and correct in all material respects as if made on and as of such date except to the extent such representations and warranties are made only as of a specific earlier date.

SECTION IV.      REPRESENTATIONS AND WARRANTIES

To induce Lender to complete the Closing and make the initial Advances under the Line of Credit Loans to Borrower, Borrower warrants and represents to Lender that:

4.1.            Organization and Qualification: Borrower is duly organized, validly existing, and in good standing as a corporation under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

4.2.            Authority and Validity of Obligations: Borrower has full right and authority to enter into this Agreement, to make the borrowings herein provided for, and to perform all of its obligations hereunder and under any other Loan Documents executed by it. The Loan Documents delivered by Borrower have been duly authorized, executed, and delivered and constitute valid and binding obligations of Borrower enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

4.3.            Use of Proceeds: The Borrower shall use the proceeds of the Advances for working capital and general corporate purposes.

4.4.            Approvals: No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by Borrower of this Agreement, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.

4.5.            Solvency: After giving effect to the transactions contemplated hereby, Borrower is solvent, able to pay its debts as they become due, and has sufficient capital to carry on its business and all businesses in which it is about to engage.

4.6.            No Default or Event of Default: No Default or Event of Default has occurred and is continuing.

SECTION V.      BORROWER'S COVENANTS

Borrower covenants that until all of the Obligations are paid and satisfied in full and the Line of Credit has been terminated, that:

5.1.            Maintenance of Business: Borrower shall preserve and maintain its existence, and preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.

5.2.            Maintenance of Properties: Borrower shall maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of Borrower, any such Property is no longer necessary for the proper conduct of the business of Borrower.

5.3.            Taxes and Assessments: Borrower shall duly pay and discharge all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

5.4.            Borrowings and Guaranties: Borrower shall not issue, incur, assume, create or have outstanding any Indebtedness, or be or become liable as endorser, guarantor, surety or otherwise for any Indebtedness or undertaking of any Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss; provided, however, that the foregoing shall not restrict nor operate to prevent any other Obligations of Borrower owing to the Lender.

5.5.            Liens: Borrower shall not create, incur or permit to exist any Lien of any kind on any Property owned by Borrower; provided, however, that the foregoing shall not apply to nor operate to prevent (the following, the “Permitted Liens”):

a.            Liens in favor of Lender or its Affiliates;

b.            Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

c.            mechanics’, workmen’s, materialmen’s, landlords’, carriers’, or other similar Liens arising in the ordinary course of business with respect to obligations which are not more than ten (10) days past due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

d.            any interest or title of a lessor under any operating lease; or

e.            non-exclusive licenses of intellectual property granted in the ordinary course of business;

5.6.            Compliance with Laws: Borrower shall comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

5.7.            Modification of Material Documents: Borrower shall not amend or modify its articles of incorporation, charter, partnership agreement, certificate of formation, by-laws, operating agreement, or other organizational documents in any way which could reasonably be expected to materially adversely affect the interests of the Lender.

SECTION VI.      DEFAULT

6.1.            Events of Default: Each of the following events shall constitute an event of default ("Event of Default"):

a.            default in the payment when due of all or any part of the principal of or interest on any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or other Obligation payable hereunder or under any other Loan Document;

b.            default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of Borrower or (ii) written notice thereof is given to the Borrower by the Lender;

c.            any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Lender pursuant hereto or thereto proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

d.            any of the Loan Documents, or any material provision thereof, shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or Borrower takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

e.            default shall occur under any other Indebtedness of Borrower to the Lender;

f.            (i) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against Borrower, or against any of their respective Property, in an aggregate amount for all such Persons in excess of $250,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of Borrower to enforce any such judgment, or (ii) Borrower shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

g.            Borrower shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code, as amended, which order is undismissed or unstayed for a period of 60 days, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in this paragraph; or

h.            a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower, or any substantial part of any of its Property, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

6.2.            Rights and Remedies on Default:

a.            In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of a Default or an Event of Default, Lender may, in its discretion, withhold or cease making Advances under the Line of Credit .

b.            In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default, Lender may, in its discretion, terminate the Line of Credit and declare the Obligations, immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in Sections 6.1 (g) or (h) shall automatically cause an acceleration of the Obligations).

6.3.            Nature of Remedies: All rights and remedies granted Lender hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower, at any time, under any agreement, with any available remedy and in any order.

SECTION VII.      MISCELLANEOUS

7.1.            Governing Law: THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF FLORIDA. THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

7.2.            Integrated Agreement: The Note and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

7.3.            Waiver: No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any Default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrower no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

7.4.            Indemnity:

a.            Borrower releases and shall indemnify, defend and hold harmless Lender and its Affiliates and their respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and Expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, (iii) Borrower's failure to comply with any Legal Requirement (including, without limitation, Environmental Laws, etc.), and (iv) any claim by any other creditor of Borrower against Lender or its Affiliates arising out of any transaction whether hereunder or in any way related to the Loan Documents and all costs, Expenses, fines, penalties or other damages resulting therefrom, unless resulting solely from acts or conduct of Lender or its Affiliates constituting willful misconduct or gross negligence as determined by a final, non-appealable order of a court of competent jurisdiction.

b.            Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action by a third party, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. The omission so to notify the indemnifying party shall relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection only if the indemnifying party is unable to defend such actions as a result of such failure to so notify. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other Expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

7.5.            Time: Whenever Borrower shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrower's performance under all provisions of this Agreement and all related agreements and documents.

7.6.            Expenses of Lender: At Closing and from time to time thereafter, Borrower will pay upon demand of Lender all reasonable costs, fees and expenses of Lender in connection with (i) the preparation, execution, administration, delivery and termination of this Agreement, and other Loan Documents and the documents and instruments referred to herein and therein, and any amendment, amendment and restatement, supplement, waiver or consent relating hereto or thereto, (ii) the enforcement of Lender’s rights hereunder, or the collection of any payments owing from, Borrower under this Agreement and/or the other Loan Documents or the protection, preservation or defense of the rights of Lender hereunder and under the other Loan Documents, and (iii) any refinancing or restructuring of the credit arrangements provided under this Agreement and other Loan Documents in the nature of a "work-out" or of any insolvency or bankruptcy proceedings, or otherwise (including the reasonable fees and disbursements of counsel for Lender and, with respect to clauses (ii) and (iii), reasonable allocated costs of internal counsel) (collectively, the "Expenses");

7.7.            Brokerage: This transaction was brought about and entered into by Lender and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof.

7.8.            Notices:

a.            Loan Documents and notices under the Loan Documents may be transmitted and/or signed by facsimile or electronically, and by signatures delivered in “PDF” format by electronic mail or other electronic formats. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on Borrower, the Guarantors, and Lender. Lender may also require that any such documents and signature delivered by facsimile or “PDF” format by electronic mail be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile, electronic or “PDF” document or signature.

b.            Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person to the person listed below or if sent by electronic mail or by nationally recognized overnight courier, as follows, unless such address is changed by written notice hereunder:

If to Borrower to:

Loop Media, Inc.

700 N Central Avenue, Suite 430

Glendale, CA 91203

Attention: Jon Niermann (CEO)

w/ a copy to Neil Watanabe (CFO)

If to Lender to:

Excel Family Partners, LLLP

103 Plaza Drive, Suite B

St. Clairsville, Ohio 43950

Attention: Bruce Cassidy, Managing Partner

c.            Any notice sent by Lender, or Borrower by any of the above methods shall be deemed to be given when so received.

d.            Lender shall be fully entitled to rely upon any electronic transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

7.9.            Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

7.10.            Survival: All warranties, representations, and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Note, regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full. All indemnification obligations under this Agreement shall survive the termination of this Agreement and payment of the Obligations for a period of two (2) years.

7.11.            Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Borrower may not transfer, assign or delegate any of its duties or obligations hereunder.

7.12.            Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

7.13.            Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Lender.

7.14.            Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

7.15.            Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower's duty of performance, including, without limitation, Borrower's duties under any account or contract with any other Person.

7.16.            Consent to Jurisdiction: Borrower and Lender each hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts located in [Sarasota County, Florida in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking. Borrower waives any objection which Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Borrower irrevocably agrees to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

7.17.            Additional Documentation: Borrower shall execute and/or re-execute, and cause any other Person party to any Loan Document, to execute and/or re-execute and to deliver to Lender or Lender’s counsel, as may be deemed appropriate, any document or instrument signed in connection with this Agreement which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the Closing, but which was not so signed and delivered. Borrower agrees to comply with any written request by Lender within ten (10) days after receipt by Borrower of such request.

7.18.            Waiver of Jury Trial: BORROWER AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

7.19.            Consequential Damages: Neither Lender nor agent or attorney of Lender, shall be liable for any special, punitive, incidental or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

[SIGNATURES TO FOLLOW ON SEPARATE PAGE]

WITNESS the due execution of this Agreement as a document under seal as of the date first written above.

BORROWER:

LOOP MEDIA, INC.

By:	/s/Neil T. Watanabe
Name:	Neil T. Watanabe
Title:	Chief Financial Officer

LENDER:

EXCEL FAMILY PARTNERS, LLLP

By: Fortress Holdings, LLC, its General Partner

By:	/s/_Bruce A. Cassidy Sr.
Name:	Bruce A. Cassidy Sr.
Title:	Manager

(Signature Page to Loan Agreement)

EXHIBIT A

FORM OF LINE OF CREDIT ADVANCE REQUEST

LOOP MEDIA, INC. (“Borrower”)

To:	EXCEL FAMILY PARTNERS, LLLP
(“Lender”)

Borrower hereby requests an Advance in the amount of $___________ pursuant to Section 2.2 of that certain Non-Revolving Line of Credit Loan Agreement by and among Borrower and Lender dated February 23, 2022 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”). The proposed date of the Advance is ___________, 202__.

Borrower hereby represents and warrants to Lender as follows:

a.	There exists no Default or Event of Default under the Loan Agreement.

b.	All representations, warranties and covenants made in the Loan Agreement are true and correct as of the date hereof.

c.	The aggregate principal amount of all Advances outstanding under the Line of Credit (including those repaid) is $_____________.

LOOP MEDIA, INC.

By:
Name:	Neil T. Watanabe
Title:	Chief Financial Officer

Date: _____________, 20___